Exhibit 99.1

Form of Lock-Up Agreement

_________, 2023

Boustead Securities, LLC

6 Venture, Suite 395

Irvine, CA 92618

Re: Proposed Public Offering by Pixie Dust Technologies, Inc.

Ladies and Gentlemen:

The undersigned understands that Boustead Securities, LLC (the “Representative”) will act as the representative of the underwriters in carrying out an offering (the “Offering”) of the common shares, no par value per share, represented by American Depositary Shares (the “Securities”) of Pixie Dust Technologies, Inc., a joint stock limited liability company organized under the laws of Japan (the “Company”). In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representative that, without the prior written consent of the Representative, during a period commencing on the date hereof and ending twelve (12) months from the date on which the Securities commence trading on the Nasdaq Stock Market (the “Lock-Up Period”), and for the remaining Lock-Up Securities, twelve (12) months (the “Twelve-Month Lock-Up Period”) from the date on which the Securities commence trading on the Nasdaq Stock Market (the Six-Month Lock-Up Period and the Twelve-Month Lock-Up Period, as applicable to the relevant Lock-Up Securities, are collectively referred to as the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Securities or common shares or any securities convertible into or exercisable or exchangeable for the Securities or common shares of the Company (collectively, the “Lock-Up Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of the Lock-Up Securities or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing, and (iii) make any demand for or exercise any right with respect to the registration of any of the Lock-Up Securities.

The Representative may in its sole discretion and at any time without notice release some or all of the Lock-Up Securities from the restrictions in this lock-up agreement prior to the expiration of the Lock-Up Period. When determining whether or not to release any Lock-Up Securities from the restrictions of this lock-up agreement, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of Lock-Up Securities for which the release is being requested and market conditions at the time.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative as follows, provided that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee or transferee, as the case may be substantially in the form of this lock-up agreement, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise, or if the filing of a report is required by any party during the Lock-Up Period with respect to such transfers, the undersigned shall include a statement in such report to clearly indicate in the footnotes thereto that the filing relates to the circumstances described in the applicable clause(s) below; and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts (including but not limited to charitable gifts); or

(ii) to any member of the immediate family of the undersigned or to a trust or other entity for the direct or indirect benefit of, or wholly-owned by, the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Lock-Up Securities or any security convertible into or exercisable for Lock-Up Securities to limited partners, limited liability company members or stockholders of the undersigned; or

(iv) if the undersigned is a trust, transfers to the beneficiary of such trust; or

(v) by will, other testamentary document or intestate succession; or

(vi) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement.

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) transactions relating to Securities purchased in the Offering or acquired in open market transactions after the completion of the Offering; (2) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (“10b5-1 Plan”) for the transfer of Lock-Up Securities; provided that such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period; (3) the grant, exercise or settlement of any stock options and other equity awards pursuant to the Company’s equity incentive plans, and the related issuances of Lock-Up Securities with respect to such stock options and equity awards; provided that the restrictions contained herein shall apply to any of the undersigned’s Lock-Up Securities issued upon such exercise; (4) the exercise or conversion of any stock options or warrants issued by the Company; provided that such restrictions shall apply to any of the undersigned’s Lock-Up Securities issued upon such exercise; (5) any transfers of the undersigned’s Lock-Up Securities to the Company or any deemed disposition or deemed sale with respect to such Lock-Up Securities in connection with the full or partial payment of exercise or purchase prices and taxes or tax withholding obligations required to be paid or satisfied upon the settlement, vesting, or exercise of any equity award or warrant granted or issued by the Company, including any net exercise or broker-assisted sales of shares for the sole purpose of covering such payment, provided that such restrictions shall apply to any of the undersigned’s Lock-Up Securities issued to the undersigned upon such settlement, vesting or exercise; and (6) the conversion or sale of, or an offer to purchase, all or substantially all of the outstanding common shares of the Company, whether pursuant to a merger, tender offer or otherwise.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the restrictions of this lock-up agreement during the Lock-Up Period, it will give written notice thereof to the Representative and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned understands that, if the Offering shall terminate or be terminated prior to payment for and delivery of the Securities sold in the Offering, the undersigned shall be released from all obligations set forth herein with respect to such undersigned’s Lock-Up Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned, whether or not participating in the Offering, understands that the Representative is proceeding with the Offering in reliance upon this lock-up agreement.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this lock-up agreement shall be deemed to include electronic signatures and contract formations on electronic platforms, or the keeping of records in electronic form, and official corporate or personal seals (hanko), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system.

[Signature Page Follows]

Very truly yours,

(Name—Please Print)

(Signature)